                               STOCK TRANSFER AGREEMENT

     This Stock Transfer Agreement (this "Agreement") dated April 9, 1998, is by and between Mercury Exploration Company, a Texas corporation ("Mercury"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI").

     WHEREAS, Mercury is the sole general partner and JEDI is the sole limited partner of Michigan Gas Partners, Limited Partnership, a Texas limited partnership ("MGP"), which is being merged (the "Merger") with and into Quicksilver Resources Inc., a Delaware corporation ("QRI"), pursuant to an Agreement and Plan of Reorganization and Merger dated as of March 31, 1998 by and among Mercury, JEDI, MGP, QRI, Quicksilver Energy, L.C., and Trust Company of the West (the "Merger Agreement"); and

     WHEREAS, in the Merger, JEDI is receiving 13,000 shares of the common stock, par value $.01 per share, of QRI ("QRI Common Stock"); and

     WHEREAS, to induce Mercury to enter into the Merger Agreement, JEDI has agreed to enter into this Agreement to preserve certain of the economic consequences of the MGP partnership agreement, which would have allowed Mercury's interest in MGP to increase under certain circumstances.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, Mercury and JEDI agree as follows:

     1.   CERTAIN DEFINITIONS.     As used herein, the following terms have the
indicated meanings:

     "DAILY AVERAGE PRICE" means, for any given day, the average of the high and low sale prices of the QRI Common Stock or New Securities on such day on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, whichever is applicable.

     "EARN OUT AMOUNT" means $20,995,205.00; provided, however, that after the date that is six months after the date (the "Commencement Date") on which the QRI Common Stock or New Securities become, or are converted into or exchanged for New Securities that are, Publicly Traded, the "EARN OUT AMOUNT" shall mean $20,995,205.00 plus interest at a compound monthly rate of 1.530948% from the date that is six months after the Commencement Date through the last day of the Measurement Period for which a Transfer Election (as defined in paragraph 2 below) is made.

     "MARKET VALUE" means, with respect to a Share, the average of the Daily Average Prices of the QRI Common Stock or New Securities for the trading days during a Measurement Period.

     "MEASUREMENT PERIOD" means any period of thirty consecutive trading days ending prior to the first anniversary of the Commencement Date during which the average daily trading volume of the QRI Common Stock or New Securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, whichever is applicable, is at least 50,000 shares, excluding any shares traded by Mercury or any of its Affiliates (as defined in Rule 405 under the Securities Act of 1933) and provided, that if on any of the 30 trading days the trading volume is greater than 200,000 shares, then only 200,000 shares on such days may be used in calculating the average volume.

     "NEW SECURITIES" means any class of equity securities into which shares of QRI Common Stock have been converted or for which shares of QRI Common Stock have been exchanged.

     "PUBLICLY TRADED" means listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

     "SHARES" means the shares of QRI Common Stock acquired by JEDI pursuant to the Merger or any New Securities into which such shares of QRI Common Stock are converted or for which such shares of QRI Common Stock are exchanged.

     2. TRANSFER ELECTION. If (a) the Commencement Date occurs on or before the first anniversary of the date hereof and (b) for any Measurement Period the aggregate Market Value of all of the Shares exceeds the Earn Out Amount (as calculated as of the last trading day of such Measurement Period) (an "Earn Out Period"), Mercury may elect (the "Transfer Election") to require that JEDI transfer to Mercury a number of Shares or other shares of QRI Common Stock or New Securities (rounded to the nearest whole number of Shares or other shares of QRI Common Stock or New Securities) with an aggregate Market Value equal to 85% of the amount by which the aggregate Market Value of all of the Shares exceeds the Earn Out Amount for such Earn Out Period. The Transfer Election may be made on only one occasion prior to the first anniversary of the Commencement Date and only by written notice received by JEDI prior to the commencement of trading on the trading day immediately following the last trading day in the Earn Out Period.

     3. TRANSFER OF SHARES. In the event that Mercury makes the Transfer Election, as soon as practicable after the date notice of the Transfer Election is received by JEDI, Mercury and JEDI shall take all reasonable action necessary to transfer the required number of Shares or other shares of QRI Common Stock or New Securities to Mercury or its designee pursuant to paragraph 2 above.

     4.   MISCELLANEOUS.

          (a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as set forth herein, the rights and obligations of a party hereunder shall not be assignable without the prior written consent of the other party. JEDI may assign any or all of its rights, privileges and obligations hereunder to (i) any direct or indirect affiliate or (ii) any other entity managed by Enron Corp. or any of its affiliates or for which Enron Corp. or one of its affiliates acts as administrative agent. Nothing in this paragraph (a) shall prohibit Mercury from designating a third party to receive all or any portion of the Shares that Mercury is or becomes entitled to receive from JEDI pursuant to Section 2 above.

          (b) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          (c) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (d) The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

          (e) This Agreement, together with the Merger Agreement and the other Basic Documents (as defined in the Merger Agreement), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, the Merger Agreement and the other Basic Documents supersede all prior agreements and understandings between the parties with respect to such subject matter. The agreements of the parties contained in this Agreement are not intended, and shall not be interpreted, to confer any benefit on any person other than the parties hereto.

          (f) This Agreement may be amended only by means of a written amendment signed by both of the parties hereto.

          (g) All notices provided for hereunder shall be given by telecopy (confirmed by overnight delivery), air courier guaranteeing overnight delivery or personal delivery at the following addresses:

     If to Mercury:

          Mercury Exploration Company
          1619 Pennsylvania Avenue
          Fort Worth, Texas 76104
          Attention:     Glenn Darden
          Telecopier:    (817) 332-1883

     If to JEDI:

          Joint Energy Development Investments Limited Partnership c/o Enron Capital Management Limited Partnership
          1400 Smith Street
          Houston, Texas  77002
          Attention:     Jeremy M. Blachman
          Telecopier:    (713) 646-8174

               with copies to:

          Enron Capital & Trade Resources
          Corp. Legal Department
          1400 Smith Street
          Houston, Texas  77002
          Attention:     Carol St. Clair and Gareth S. Bahlmann
          Telecopier:    (713) 646-3393

          Enron Capital & Trade Resources
          Compliance Department
          1400 Smith Street
          Houston, Texas  77002
          Attention:     Donna W. Lowry
          Telecopier:    (713) 646-4039 or (713) 646-4946

or to such other address as any such party may designate by notice in the manner provided above. All such notices shall be deemed to have been delivered and received at the time delivered by hand, if personally delivered, when receipt acknowledged, if telecopied, and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (h) Any controversy, dispute or claim arising out of or relating to this Agreement or the transactions contemplated hereby (a "Dispute") shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this paragraph (h), the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United Stated Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within 30 days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

     EXECUTED as of the date first written above.

                         MERCURY EXPLORATION COMPANY


                         By: /s/ Glenn M. Darden
                            ------------------------------------------
                         Name:   Glenn M. Darden
                              ----------------------------------------
                         Title:  Vice President
                               ---------------------------------------



                         JOINT ENERGY DEVELOPMENT
                         INVESTMENTS LIMITED PARTNERSHIP

                         By: Enron Capital Management, Limited
                             Partnership, its General Partner

                         By: Enron Capital Corp., its General Partner


                         By: /s/ Jesse E. Neyman
                            ------------------------------------------
                         Name:   Jesse E. Neyman
                              ----------------------------------------
                         Title:  Agent and Attorney-in-Fact
                               ---------------------------------------